Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

The Coast Distribution System, Inc.

at

$5.50 NET PER SHARE

Pursuant to the Offer to Purchase

dated July 22, 2015

by

KAO Acquisition Sub, Inc.,

a wholly owned subsidiary of

Keystone Automotive Operations, Inc.,

a wholly owned subsidiary of

LKQ Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, AT THE END OF THE DAY ON AUGUST 18, 2015, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of The Coast Distribution System, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) before the Offer expires. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Registered Certified or Express Mail:	By Overnight Courier:

Computershare Trust Company, N.A. c/o Voluntxary Corporate Actions P.O. Box 43011 Providence, RI 02940	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

Notice of Guarantee and Withdrawal Materials Only

By Facsimile Transmission (For Eligible Institutions Only):

(617) 360-6810

Confirm by Telephone (For Eligible Institutions Only):

(781) 575-2332

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

Ladies and Gentlemen:

The undersigned hereby tenders to KAO Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Keystone Automotive Operations, Inc., a Pennsylvania corporation, which is a wholly owned subsidiary of LKQ Corporation, a Delaware corporation, on the terms and subject to the conditions set forth in the offer to purchase, dated July 22, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (“Shares”), of The Coast Distribution System, Inc., a Delaware corporation (“Coast”), specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares

Certificate Nos. (if available)

Address(es)

Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer

(Area Code) Telephone No.	Account Number

X	Dated: , 2015

X	Dated: , 2015

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, within three trading days after the date hereof, of (A) if the Shares being tendered are certificated, (1) the Letter of Transmittal, properly completed and duly executed, (2) Share Certificates evidencing such Shares, in proper form for transfer, and (3) any other documents required by the Letter of Transmittal, (B) if Shares being tendered are uncertificated and held in book-entry form on the books of The Coast Distribution System, Inc.’s transfer agent, (1) the Letter of Transmittal, properly completed and duly executed, and (2) any other documents required by the Letter of Transmittal and (C) if the Shares are being tendered by book-entry transfer, (1) a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase), (2) the Letter of Transmittal, properly completed and duly executed, or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and (3) any other documents required by the Letter of Transmittal.

Name of Firm:
(Authorized Signature)

Address:	Name:

Title:
(Zip Code)

Area Code
And Tel. No.:	Date:

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message and any certificates for Shares to the Depositary within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.